Exhibit 21.1

SUBSIDIARY LIST (BY JURISDICTION)

California

San Francisco Bay Partners II, Ltd.

Connecticut

Bronxville West, LLC
Forestbroad LLC
Smithtown Galleria Associates Limited Partnership
Town Close Associates Limited Partnership

Delaware

Alameda Financing, L.P.
AMP Apartments, LLC
AMP Apartments Subtenant, LLC
AMV I, LLC
AMV II, LLC
AMV III, LLC
AMV IV, LLC
Archstone Trademark JV, LLC
Aria at Hathorne Hill, LLC
Aria at Laurel Hill, LLC
Arlington Square Financing, LLC
AVA Ninth, L.P.
Avalon 55 Ninth, LLC
Avalon Alderwood Phase I, LLC
Avalon Anaheim Stadium, L.P.
Avalon Arboretum, L.P.
Avalon at 318 I Street, LLC
Avalon at Ballston, LLC
Avalon at Diamond Heights, L.P.
Avalon at Dublin Station, L.P.
Avalon at Florham Park, LLC
Avalon at Mission Bay III, L.P.
Avalon at Pacific Bay, L.P.
Avalon at Providence Park, LLC
Avalon at Stratford, LLC
Avalon Ballard, LLC
Avalon Belltown, LLC
Avalon Brandemoor II, LLC
Avalon California Value II, LLC
Avalon California Value III, LLC
Avalon California Value IV, LLC
Avalon California Value V, LLC
Avalon California Value VI, LLC
Avalon California Value VII, LLC
Avalon California Value VIII, LLC
Avalon Clark and Polk, LLC
Avalon Del Rey Apartments, LLC
Avalon DownREIT V, L.P.
Avalon Dublin Station II, L.P.
Avalon Encino, L.P.
Avalon Exeter, LLC
Avalon Fair Lakes, LLC
Avalon Fashion Valley, L.P.
Avalon Gold, LLC

Avalon Green II, LLC
Avalon Grosvenor, L.P.
Avalon HV Manager, LLC
Avalon II California Value I, L.P.
Avalon II California Value II, L.P.
Avalon II California Value III, L.P.
Avalon II California Value IV, L.P.
Avalon II Maryland Value I, L.P.
Avalon II Maryland Value II, L.P.
Avalon II Maryland Value III, L.P.
Avalon II Maryland Value IV, L.P.
Avalon II Massachusetts Value I, L.P.
Avalon II New Jersey Value I, L.P.
Avalon II New Jersey Value II, L.P.
Avalon II Virginia Value I, L.P.
Avalon II Washington Value I, L.P.
Avalon Illinois Value III, LLC
Avalon Irvine, L.P.
Avalon Konterra North, LLC
Avalon Lyndhurst, LLC
Avalon Maryland Value II, LLC
Avalon Maryland Value III, LLC
Avalon Massachusetts Value I, LLC
Avalon Massachusetts Value II, LLC
Avalon Milazzo, L.P.
Avalon Morrison Park, L.P.
Avalon Mosaic, LLC
Avalon Mosaic II, LLC
Avalon New Jersey Urban Renewal Entity I, LLC
Avalon New Jersey Value II, LLC
Avalon New Rochelle II, LLC
Avalon New York Value I, LLC
Avalon Newport, L.P.
Avalon Norden Place, LLC
Avalon North Bergen, LLC
Avalon Ocean Avenue, L.P.
Avalon Ossining, LLC
Avalon Oyster, LLC
Avalon Park Crest, LLC
Avalon Queen Anne, LLC
Avalon Rancho Vallecitos, L.P.
Avalon Riverview I, LLC
Avalon Riverview North, LLC
Avalon Run, LLC
Avalon Shelton III, LLC
Avalon Shipyard, LLC
Avalon Stuart, LLC
Avalon Tinton Falls, LLC
Avalon Towers Bellevue, LLC
Avalon Union City, L.P.
Avalon University District, LLC
Avalon Upper Falls Limited Partnership
Avalon Upper Falls, LLC
Avalon Villa Bonita, L.P.
Avalon Villa San Dimas, L.P.
Avalon Village Square, L.P.
Avalon Vista, L.P.
Avalon Watch, LLC
Avalon West Chelsea, LLC

Avalon West Long Branch, LLC
Avalon WFS, LLC
Avalon Willoughby West, LLC
Avalon Wilshire, L.P.
Avalon Winbrook Redevelopment, LLC
Avalon Woodland Hills, L.P.
Avalon WP I, LLC
Avalon WP II, LLC
Avalon WP III, LLC
Avalon WP IV, LLC
Avalon WP V, LLC
Avalon WP VI, LLC
AvalonBay Capital Management II, LLC
AvalonBay Fund II Subsidiary GP, LLC
AvalonBay Trade Zone Village, LLC
AvalonBay VAF Acquisition, LLC
AvalonBay VAF II Acquisition, LLC
AvalonBay Value Added Fund, L.P.
AvalonBay Value Added Fund II, L.P.
AvalonBay Value Added Fund II Feeder, L.P.
AvalonBay Value Added REIT II, L.P.
AVB Bloomfield Station Urban Renewal, LLC
AVB Del Rey, L.P.
AVB Glover Park, LLC
AVB Legacy DownREIT, LLC
AVB Manager II, LLC
AVB Opera Warehouse GP, LLC
AVB Opera Warehouse, L.P.
AVB Trademark, LLC
AVB Tunlaw Gardens, LLC
Bay Countrybrook L.P.
Bay Pacific Northwest, L.P.
Bellevue Financing, LLC
Bloomingdale Urban Renewal, LLC
Boonton Urban Renewal, LLC
Bowery Place I Low-Income Operator, LLC
Bowery Place I Manager, LLC
Briarwood Borrower, LLLP
Centerpoint Master Tenant LLC
Chrystie Venture Partners, LLC
Crescent Financing, LLC
Crest Financing, L.P.
CVP I, LLC
CVP II, LLC
CVP III, LLC
Danvers FS Site, LLC
Darien Financing, LLC
Downtown Manhattan Residential LLC
Eaves Artesia, L.P.
Eaves Burlington, LLC
Edgewater Financing, LLC
ER Cedar, L.L.C.
Fairfax Towers Financing, L.P.
Freehold Financing, LLC
Gables Rothbury Borrower, LLLP
Garden City Apartments, LLC
Garden City Duplex, LLC
Garden City SF, LLC
Garden City Townhomes, LLC

Gardens Financing, LLC
Gates Financing, LLC
Glen Cove Development LLC
Glen Cove II Development LLC
Harbor Financing, LLC
Hathorne FS Holdings, LLC
Hayes Valley, LLC
Jones Road Residential, LLC
Laurel Hill Private Sewer Treatment Facility, LLC
Mark Pasadena Financing, L.P.
Mission Bay North Financing, L.P.
MVP I, LLC
North Bergen Residential Urban Renewal, LLC
North Bergen Retail Urban Renewal, LLC
Norwalk Retail, LLC
Oak Road Office, LLC
Pennsylvania Entity GP, LLC
PHVP I, LP
PHVP I GP, LLC
Pleasant Hill Manager, LLC
Pleasant Hill Transit Village Associates LLC
Roselle Park Urban Renewal, LLC
Roselle Park VP, LLC
Run East II Financing, LLC
Shady Grove Road Financing, LLC
Silicon Valley Financing, LLC
Tysons West, LLC
Valet Waste Holdings, Inc.
Wesmont Station Residential I Urban Renewal, LLC
Wesmont Station Residential II Urban Renewal, LLC
Wesmont Station Retail I Urban Renewal, LLC
Wesmont Station Retail II Urban Renewal, LLC
West Chelsea Transaction, LLC
Wharton Urban Renewal, LLC

District of Columbia

4100 Massachusetts Avenue Associates, L.P.

Maryland

Avalon 4100 Massachusetts Avenue, Inc.
Avalon Acton, Inc.
Avalon at Chestnut Hill, Inc.
Avalon at Great Meadow, Inc.
Avalon at St. Clare, Inc.
Avalon BFG, Inc.
Avalon Blue Hills, Inc.
Avalon Canton, Inc.
Avalon Chase Glen, Inc.
Avalon Chase Grove, Inc.
Avalon Cohasset, Inc.
Avalon Collateral, Inc.
Avalon Commons, Inc.
Avalon Decoverly, Inc.
Avalon DownREIT V, Inc.
Avalon Fairway Hills I Associates
Avalon Fairway Hills II Associates
Avalon Fairway II, Inc.
Avalon Grosvenor LLC

Avalon Hingham, Inc.
Avalon Hingham PM, Inc.
Avalon Natick, Inc.
Avalon Oaks, Inc.
Avalon Oaks West, Inc.
Avalon Promenade, Inc.
Avalon Sharon, Inc.
Avalon Symphony Woods, Inc.
Avalon Twinbrook Station, Inc.
Avalon Upper Falls Limited Dividend Corporation
AvalonBay Arna Valley, Inc.
AvalonBay Assembly Row TRS, Inc.
AvalonBay Capital Management, Inc.
AvalonBay Construction Services, Inc.
AvalonBay Grosvenor, Inc.
AvalonBay NYC Development, Inc.
AvalonBay Orchards, Inc.
AvalonBay Shrewsbury, Inc.
AvalonBay Traville, LLC
AvalonBay Value Added Fund, Inc.
AVB Development Transactions, Inc.
AVB Northborough, Inc.
AVB Pennsylvania Realty Trust
AVB Pleasant Hill TRS, Inc.
AVB Realty Management Services, Inc.
AVB Service Provider, Inc.
Bay Asset Group, Inc.
Bay Development Partners, Inc.
Bay GP, Inc.
Bay Waterford, Inc.
California Multiple Financing, Inc.
Centerpoint Tower LLC
Centerpoint Garage LLC
Centerpoint Eutaw/Howard Holdings LLC
Centerpoint Development II LLC
Centerpoint Howard LLC
Centerpoint Eutaw LLC
Centerpoint Tower/Garage Holdings LLC
Georgia Avenue, Inc.
JP Construction in Milford, Inc.
Juanita Construction, Inc.
Lexington Ridge-Avalon, Inc.

Massachusetts

AvalonBay BFG Limited Partnership
Hingham Shipyard East Property Owners Association, Inc.

New Jersey

Town Cove Jersey City Urban Renewal, Inc.
Town Run Associates

New York

Avalon Huntington Former S Corp

Virginia

Arna Valley View Limited Partnership
Avalon Decoverly Associates Limited Partnership